Exhibit 8(o)(2)

Schedule A Revision 5-1-2014 (Fidelity)

VARIABLE INSURANCE PRODUCTS FUNDS,

FIDELITY DISTRIBUTORS CORPORATION

and

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Schedule A

Separate Accounts and Associated Contracts

Revised May 1, 2014

Accounts	Products
TFLIC Series Life Account	TFLIC Financial Freedom Builder TFLIC Freedom Elite Builder TFLIC Freedom Wealth Protector TFLIC Freedom Elite Builder II TFLIC Transamerica Journey

Separate Account VA BNY

Transamerica LandmarkSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica AxiomSM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

Transamerica Variable Annuity Series

Partners Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica Variable Annuity O-Share

TFLIC Series Annuity Account	TFLIC Freedom PremierSM

TR-Fidelity VIP II Contrafund® Portfolio	TA-AP-2001-CONT

TFLIC Separate Account VNY	Advisor’s Edge® NY Variable Annuity

TFLIC Separate Account C	MarqueeSM Variable Annuity

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